UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2022

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9700	94-3025021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

3000 Schwab Way Westlake, Texas	76262
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 859-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $.01 par value per share	SCHW	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 5.95% Non-Cumulative Preferred Stock, Series D	SCHW PrD	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 4.450% Non-Cumulative Preferred Stock, Series J	SCHW PrJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2022, the Board of Directors (the “Board”) of The Charles Schwab Corporation (“CSC”) adopted The Charles Schwab Corporation 2022 Stock Incentive Plan (the “2022 Stock Incentive Plan”), subject to stockholder approval. At the 2022 Annual Meeting of Stockholders of CSC held on May 17, 2022 (the “Annual Meeting”), CSC’s stockholders approved the 2022 Stock Incentive Plan.

A description of the material terms and conditions of the 2022 Stock Incentive Plan is set forth in the section entitled “Proposal Five: Approval of 2022 Stock Incentive Plan” on pages 71-77 of CSC’s definitive proxy statement relating to the Annual Meeting filed with the Securities and Exchange Commission on April 1, 2022, which description is incorporated herein by reference. Such description is qualified by reference to the full text of the 2022 Stock Incentive Plan, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)

The Annual Meeting was held on May 17, 2022. A total of 1,644,057,500 shares of CSC voting common stock were present in person or represented by proxy at the Annual Meeting. As of the close of business on March 18, 2022, the record date for the Annual Meeting, there were 1,816,003,557 shares of CSC voting common stock outstanding, with each share entitled to one vote on each matter presented for consideration at the Annual Meeting.

(b)

All nominees for directors were elected, and each nominee received more “for” votes than “against” votes cast for his or her election. The proposal to amend CSC’s Fifth Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Fourth Amended and Restated Bylaws, as amended (the “Bylaws”), to declassify the Board, which required the affirmative vote of 80% of all outstanding shares of CSC’s voting common stock, was not approved. The proposal to ratify of the selection of Deloitte & Touche LLP as CSC’s independent auditors for the 2022 fiscal year was approved. The advisory vote on named executive officer compensation was approved. The proposal to approve the 2022 Stock Incentive Plan was approved. The Board’s proposal to amend the Bylaws to adopt proxy access, which required the affirmative vote of 80% of all outstanding shares of CSC’s voting common stock, was approved. The stockholder proposal requesting amendment to the Bylaws to adopt proxy access was not approved. The stockholder proposal requesting disclosure of lobbying policy, procedures and oversight, lobbying expenditures, and participation in organizations engaged in lobbying was not approved. The final voting results were as follows:

		For	Against	Abstain	Broker Non-Vote
1	Election of Directors
	(a) John K. Adams, Jr.	1,591,270,097	17,076,753	634,660	35,075,990
	(b) Stephen A. Ellis	1,541,356,577	66,966,902	658,031	35,075,990
	(c) Brian M. Levitt	1,574,533,140	33,688,768	759,602	35,075,990
	(d) Arun Sarin	1,466,490,268	141,841,227	650,015	35,075,990
	(e) Charles R. Schwab	1,550,928,506	57,549,303	503,701	35,075,990
	(f) Paula A. Sneed	1,523,676,597	77,497,845	7,807,068	35,075,990

		For	Against	Abstain	Broker Non-Vote
2	Approval of amendments to Certificate of Incorporation and Bylaws to declassify the Board	1,425,958,661	182,051,166	971,683	35,075,990
3	Ratification of the selection of Deloitte & Touche LLP as independent auditors	1,551,491,318	91,993,339	572,843	0
4	Advisory vote to approve named executive officer compensation	1,499,041,479	108,280,222	1,659,809	35,075,990
5	Approval of the 2022 Stock Incentive Plan	1,556,189,076	51,876,293	916,141	35,075,990
6	Approval of the Board’s proposal to amend Bylaws to adopt proxy access	1,595,101,275	12,739,560	1,140,675	35,075,990
7	Stockholder proposal requesting amendment to Bylaws to adopt proxy access	494,220,875	1,112,327,357	2,433,278	35,075,990
8	Stockholder proposal requesting disclosure of lobbying policy, procedures and oversight; lobbying expenditures; and participation in organizations engaged in lobbying	557,517,246	1,047,778,039	3,686,225	35,075,990

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	The Charles Schwab Corporation 2022 Stock Incentive Plan, effective as of May 17, 2022.

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: May 18, 2022	By:	/s/ Peter Crawford
Peter Crawford
Managing Director and Chief Financial Officer